UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
September 23, 2005
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 0-28930
ROADHOUSE GRILL, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Florida (State Or Other Jurisdiction Of Incorporation Or Organization)	65-0367604 (IRS Employer Identification No.)
2703-A Gateway Drive
Pompano Beach, Florida 33069
(Address Of Principal Executive Offices)
(954) 957-2600
Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation
On October 6, 2005, Roadhouse Grill, Inc. (the “Company”) entered into an amended and restated loan agreement with Berjaya Group (Cayman) Limited (“Berjaya”) pursuant to which Berjaya agreed to provide the Company with up to an additional $2 million in financing. The new loan is in addition to the $1.25 million loan that Berjaya funded to the Company in August 2005. The Company will use the proceeds of the new loan for working capital in the Company’s business. Borrowings under the new loan bear interest at the rate of 10% per annum and are secured by a lien on all of the assets of the Company. All borrowings, including amounts previously loaned to the Company by Berjaya, are due and payable in full on March 31, 2006 or earlier upon the closing of a sale of the Company. To date, the Company has borrowed $1.5 million of the $2.0 million that is available under the new loan.
In addition, as part of its agreement to make the new loan, Berjaya received a common stock purchase warrant (the “Warrant”) to purchase, for nominal consideration, 4,474,337 shares of the Company’s authorized but unissued common stock (the “Shares”). Under the terms of the Warrant, Berjaya has the right to purchase the Shares commencing on or after January 1, 2006. The Warrant also provides that the Warrant will be null and void to the extent not then exercised if on or before March 31, 2007 the Company is sold.
Copies of the agreements with respect to the new Berjaya loan are attached to this Form 8-K as Exhibits 10.1 through 10.4 and the descriptions above are qualified in their entirety by reference to such agreements.
Additionally, on September 23, 2005, Ayman Sabi, the Company’s President and Chief Executive Officer, loaned the Company $120,000. These funds were used for working capital. This loan is evidenced by a demand promissory note, bears interest at the rate of 10% per annum and is unsecured. A copy of the Demand Promissory Note with respect to this loan is attached to this Form 8-K as Exhibit 10.5 and the description above is qualified in its entirety by reference to such agreement.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

10.1	Amended and Restated Loan Agreement dated October 6, 2005, by and between Roadhouse Grill, Inc. and Berjaya Group (Cayman) Limited

10.2	Amended and Restated Line of Credit Promissory Note dated October 6, 2005, by and between Roadhouse Grill, Inc. in favor of Berjaya Group (Cayman) Limited

10.3	Amended and Restated Security Agreement dated October 6, 2005, by and between Roadhouse Grill, Inc. and Berjaya Group (Cayman) Limited

10.4	Stock Warrant Certificate, dated as of October 6, 2005, in favor of Berjaya Group (Cayman) Limited

10.5	Demand Promissory Note dated September 23, 2005, by Roadhouse Grill, Inc. in favor of Ayman Sabi

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROADHOUSE GRILL, INC.
By:	/s/ Michael C. Brant
Executive Vice President and Chief Financial Officer

Dated: November 2, 2005

Index to Exhibits

10.1	Amended and Restated Loan Agreement dated October 6, 2005, by and between Roadhouse Grill, Inc. and Berjaya Group (Cayman) Limited

10.2	Amended and Restated Line of Credit Promissory Note dated October 6, 2005, by and between Roadhouse Grill, Inc. in favor of Berjaya Group (Cayman) Limited

10.3	Amended and Restated Security Agreement dated October 6, 2005, by and between Roadhouse Grill, Inc. and Berjaya Group (Cayman) Limited

10.4	Stock Warrant Certificate, dated as of October 6, 2005, in favor of Berjaya Group (Cayman) Limited

10.5	Demand Promissory Note dated September 23, 2005, by Roadhouse Grill, Inc. in favor of Ayman Sabi

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